EXHIBIT 25.1

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Sarah A. McMahon
U.S. Bank National Association
1021 East Cary Street
Richmond, VA 23219
(804) 697-7139
(Name, address and telephone number of agent for service)
United Dominion Realty Trust, Inc.
(Exact Name of Obligor as specified in its Charter)

Maryland	54-0857512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1745 Shea Center Drive, Suite 200 Highlands Ranch, Colorado	80129
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

	a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
United States Department of the Treasury
Washington, D.C. 20219

	b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

	1.	A copy of the Articles of Association of the Trustee.*

	2.	A copy of the certificate of authority of the Trustee to commence business.*

	3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

	4.	A copy of the existing bylaws of the Trustee.*

	5.	A copy of each Indenture referred to in Item 4. Not applicable.

	6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

	7.	Report of Condition of the Trustee as of September 30, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to the corresponding exhibit to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4 filed by Revlon Consumer Products Corp., Registration Number 333-128217.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, Virginia on the 23rd of January, 2006.

By:	/s/ Sarah A. McMahon
Sarah A. McMahon

By:	/s/ Dennis Egan
Dennis Egan
Senior Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: January 23, 2006

By:	/s/ Sarah A. McMahon
Sarah A. McMahon

By:	/s/ Dennis Egan
Dennis Egan
Senior Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
AS OF 9/30/2005
($000’s)

9/30/2005
Assets
Cash and Due From Depository Institutions	$6,913,461
Securities	41,305,628
Federal Funds	3,300,808
Loans & Lease Financing Receivables	132,797,940
Fixed Assets	1,767,618
Intangible Assets	10,366,321
Other Assets	10,215,546

Total Assets	$206,667,322

Liabilities
Deposits	$130,337,423
Fed Funds	17,257,962
Treasury Demand Notes	0
Trading Liabilities	176,079
Other Borrowed Money	25,506,397
Acceptances	85,177
Subordinated Notes and Debentures	6,661,982
Other Liabilities	5,968,944

Total Liabilities	$185,993,964

Equity
Minority Interest in Subsidiaries	$1,029,440
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	7,821,678

Total Equity Capital	$20,673,358

Total Liabilities and Equity Capital	$206,667,322
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Sarah A. McMahon Vice President
Date: January 23, 2006